UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 25, 2011
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 8.01	Other Events.

SWM today issued comments on its U.S. Patent Office Action as follows:

The United States Patent and Trademark Office (USPTO) recently issued a non-final office action in the re-examination of U.S. Patent number 6,725,867 (‘867 Patent).  Re-examination of claims 1-46 of the ‘867 Patent was requested by the Delfort Group in 2010 and after a number of initial rejections the USPTO entered an order granting the request for re-examination.  While the USPTO’s office action is styled as a “rejection,” in practice it is the routine process through which the USPTO identifies the issues that a patent holder must defend and all of the ‘867 patent claims remain valid and enforceable until the re-examination process is completed.

The requests for re-examination of the ‘867 Patent and the similar request for re-examination filed on U.S. Patent number 5,878,753 (‘753 Patent), the other patent that is currently being litigated before the International Trade Commission (ITC) was expected, and such requests are common in the context of patent disputes alleging infringement. We fully expect that an office action will also issue from the USPTO in respect to the ex-parte re-examination request on our ‘753 patent, the other patent in dispute before the ITC and in the civil action for infringement that was filed in the U.S. District Court of South Carolina – Charleston Division.

In the ‘867 re-examination, the USPTO confirmed the validity of claims 22 and 34 of the ‘867 patent.  With respect to the remainder of the claims, it is important to note that the USPTO office action is a non-final action and such an office action is the procedure by which the USPTO identifies the issues for the re-examination process. The USPTO does this initially through a claim “rejection” process. SWM (patent holder) now has two months to respond to the office action after which Delfort (requestor) will have 30 days to reply to SWM’s response. This process of office action – patent holder response – requestor reply – can be repeated a number of times as the parties and the USPTO narrow the issues and the USPTO comes to a conclusion on a final office action.  Once the single examiner issues a final office action, either the patent holder or the requestor will have an opportunity to appeal that examiner’s decision to a panel of examiners at the USPTO and once they have issued their decision both parties can take a further appeal to the Federal Circuit Court of Appeals.

We intend to timely respond to this and all subsequent office actions and we continue to believe that our existing patent claims will be upheld in all material respects at the end of this multi-step process. The ITC action continues during the pendency of the re-examination process and we will likely receive a final order from the Commission before the re-examination process and all appeals are concluded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Peter J. Thompson
Peter J. Thompson Executive Vice President, Finance and Strategic Planning

Dated:  March 25, 2011